                                 EXHIBIT 11
                                 ----------

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           TWENTY-SIX WEEKS ENDED AUGUST 27, 1994 AND AUGUST 28, 1993
                    (In Thousands Except Per Share Amounts)

                                                            1994        1993
                                                            ----        ----
Earnings Per Common Share-Assuming No Dilution
- - ----------------------------------------------
  Earnings
    Income from continuing operations                     $ 61,104    $ 53,213
    Income from discontinued operations                          -       4,530
                                                          --------    --------
    Net Income                                            $ 61,104    $ 57,743
                                                          ========    ========
  Weighted average number of common shares outstanding      85,320      88,078
                                                          ========    ========
  Primary earnings per common share
    Continuing operations                                     $.72        $.61
    Discontinued operations                                      -         .05
                                                              ----        ----
    Net Income                                                $.72        $.66
                                                              ====        ====

Earnings Per Common Share-Assuming Full Dilution
- - ------------------------------------------------
  Earnings
    Income from continuing operations                     $ 61,104    $ 53,213
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                  3,579       3,379
                                                          --------    --------
    Income from continuing operations as adjusted           64,683      56,592
    Income from discontinued operations                          -       4,530
                                                          --------    --------
    Net income as adjusted                                $ 64,683    $ 61,122
                                                          ========    ========
  Shares
    Weighted average number of common shares outstanding    85,320      88,078
    Assuming conversion of 6 3/4% convertible notes (a)      6,395       6,397
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                   557         254
                                                          --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                           92,272      94,729
                                                          ========    ========
  Earnings per common share assuming full dilution
    Continuing operations                                     $.70        $.60
    Discontinued operations                                      -         .05
                                                              ----        ----
    Net Income                                                $.70(b)     $.65(b)
                                                              ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                 EXHIBIT 11
                                 ----------

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            THIRTEEN WEEKS ENDED AUGUST 27, 1994 AND AUGUST 28, 1993
                    (In Thousands Except Per Share Amounts)

                                                            1994        1993
                                                            ----        ----
Earnings Per Common Share-Assuming No Dilution
- - ----------------------------------------------
  Earnings
    Income from continuing operations                     $ 27,124    $ 21,577
    Income from discontinued operations                          -       2,008
                                                          --------    --------
    Net Income                                            $ 27,124    $ 23,585
                                                          ========    ========
  Weighted average number of common shares outstanding      84,901      88,082
                                                          ========    ========
  Primary earnings per common share
    Continuing operations                                     $.32        $.25
    Discontinued operations                                      -         .02
                                                              ----        ----
    Net Income                                                $.32        $.27
                                                              ====        ====

Earnings Per Common Share-Assuming Full Dilution
- - ------------------------------------------------
  Earnings
    Income from continuing operations                     $ 27,124    $ 21,577
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                  1,812       1,614
                                                          --------    --------
    Income from continuing operations as adjusted           28,936      23,191
    Income from discontinued operations                          -       2,008
                                                          --------    --------
    Net income as adjusted                                $ 28,936    $ 25,199
                                                          ========    ========
  Shares
    Weighted average number of common shares outstanding    84,901      88,082
    Assuming conversion of 6 3/4% convertible notes (a)      6,395       6,397
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                   557         254
                                                          --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                           91,853      94,733
                                                          ========    ========
  Earnings per common share assuming full dilution
    Continuing operations                                     $.32        $.25
    Discontinued operations                                      -         .02
                                                              ----        ----
    Net Income                                                $.32(b)     $.27(b)
                                                              ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.